                                 800,000 Shares

                             EAGLE FINANCIAL CORP.

                            (a Delaware corporation)

                                  Common Stock
                           (Par Value $.01 Per Share)



                             UNDERWRITING AGREEMENT
                             ----------------------


                                                              September __, 1994


Keefe, Bruyette & Woods, Inc.
Two World Trade Center
85th Floor
New York, New York 10048


Dear Sirs:

    Eagle Financial Corp., a Delaware corporation (the "Company"), confirms its agreement with Keefe, Bruyette & Woods, Inc., (the "Underwriter") (i) with respect to the Company's common stock, par value $.01 per share (the "Common Stock"), and the sale by the Company and the purchase by the Underwriter of 800,000 shares of Common Stock and (ii) with respect to the grant by the Company to the Underwriter of the option described in Section 2(b) hereof to purchase all or any part of 120,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 800,000 shares of Common Stock are hereinafter referred to as the "Initial Shares" and all or any part of the 120,000 additional shares subject to the option described in Section 2(b) hereof are hereinafter referred to as the "Option Shares." As used herein, (i) "Shares" shall mean the Initial Shares and the Option Shares and (ii) "you" and "your," unless the context otherwise requires, shall mean Keefe, Bruyette & Woods, Inc.

     Offerings of Shares will be made through you. The Company will enter into an agreement (the "Pricing Agreement") providing for the sale of such Shares (the "Offered Shares") to, and the purchase and offering thereof by, you. The Pricing Agreement relating to the Offered Shares shall specify the number of Offered

Shares which you agree to purchase, the price at which the Offered Shares are to be purchased by you from the Company and the initial public offering price of the Offered Shares. The Pricing Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and the Company. The offering of Shares through you will be governed by this Agreement, as supplemented by the Pricing Agreement, and this Agreement and the Pricing Agreement shall inure to the benefit of and be binding upon the Company and you.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-2 (No. 33-54981), including a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933 (the "Securities Act"), and has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. If the registration statement has been declared effective under the Securities Act by the Commission, the Company will promptly file with the Commission the information omitted from the registration statement pursuant to Rule 430A(a) of the rules and regulations of the Commission under the Securities Act (the "Securities Act Regulations") as part of a prospectus pursuant to Rule 424(b) of the Securities Act Regulations or as part of a post-effective amendment to the registration statement (including an amended prospectus). The registration statement as amended at the time it became or becomes effective (including the documents incorporated by reference therein pursuant to Item 12 of Form S-2 under the Securities Act and, if the Company has omitted information from the registration statement pursuant to Rule 430A(a) of the Securities Act Regulations, the information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations), as the case may be, is hereinafter called the "Registration Statement," except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), "Registration Statement" shall refer to such registration statement as so amended. The prospectus on file with the Commission at the time the Registration Statement became or becomes effective (including the documents incorporated by reference therein pursuant to Item 12 of Form S-2 under the Securities Act) is hereinafter called the "Prospectus," except that, if any revised prospectus shall be provided to you by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed with the Commission by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term

"Prospectus" shall refer to such revised prospectus from and after the time it is first provided to you for such use.

     The Company understands that you propose to make a public offering of the Shares as soon as you deem advisable after the execution and delivery of this Agreement.

     SECTION 1.  Representations and Warranties.  The Company represents and
                 ------------------------------
warrants to you as follows:

          (a) At the time the Registration Statement became or becomes effective, as the case may be, the Registration Statement complied or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and at the time the Registration Statement became or becomes effective (unless the term "Prospectus" refers to a prospectus which has been provided to you by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to you for such use), as the case may be, at the Closing Time (as defined below) and at the Date of Delivery (as defined below), if any, referred to in
     Section 2, the Prospectus did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided,
                                                               --------
     however, that the representations and warranties in this subsection shall
     -------
     not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company herein or otherwise in writing by you expressly for use in the Registration Statement or the Prospectus.

          (b) The documents (including any amendments thereto) incorporated by reference into the Prospectus pursuant to Item 12 of Form S-2 under the Securities Act, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission under the Exchange Act (the "Exchange Act Regulations"), and, when read together and with the other information included in or incorporated by reference in the Prospectus, at the time the Registration Statement became or becomes effective, as the case may be, at the Closing Time and at the Date of Delivery, if any, referred to in Section 2, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and there are no contracts or documents of the Company or of any of the Subsidiaries of the Company (each a "Subsidiary" and collectively the "Subsidiaries") which are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Securities Act Regulations which have not been so filed or incorporated by reference.

          (c) The Company meets the requirements for the use of Form S-2 under the Securities Act, except as set forth in General Instruction I.C(2) of Form S-2 (as to such requirements which the Company fails to meet, the Company has obtained a waiver of such requirements from the Commission).

          (d) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the Securities Act and the Securities Act Regulations.

          (e) The financial statements, including the notes thereto, and supporting schedules included or incorporated by reference in the Prospectus and Registration Statement present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

          (f) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the financial condition, earnings or business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there have been no material transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and to enter into and perform its obligations under this Agreement and the Pricing Agreement; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction, if any, in which its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect in the conduct of the business, financial condition, earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise; and the Company is duly registered as a savings and loan holding company under the Home Owners' Loan Act of 1933, as amended ("HOLA").

          (h) Each Subsidiary of the Company has been duly incorporated and is validly existing either as a federally-chartered stock savings bank, or as a corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction, if any, in which its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect in the conduct of the business, financial condition, earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable, and is owned by the Company, directly or through another Subsidiary, free and clear of any mortgage, pledge, lien, encumbrance or claim whatsoever.

          (i) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to reservations or agreements referred to therein); the shares of issued and outstanding Common Stock set forth therein have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights; the Common Stock conforms to all statements relating thereto contained in the Prospectus and the Shares, when issued and delivered in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable.

          (j) Neither the Company nor any of its Subsidiaries is in violation of its articles of incorporation or by laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, the effect of which in the aggregate would result in a material adverse change in the conduct of the business, financial condition, earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise; the execution, delivery and performance of this Agreement, the Pricing Agreement, and the execution and delivery of the Shares and the consummation of the transactions herein and therein contemplated and the compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject; nor will such action result in any violation on the part of the Company or any of its Subsidiaries of any applicable law, administrative regulation or administrative or court decree that would have a material adverse effect on the Company and its Subsidiaries considered as one enterprise, or of the provisions of the articles of incorporation, bylaws or other corresponding organizational documents of the Company or any of its Subsidiaries.

          (k) No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent which might be expected to result in a material adverse change in the conduct of the business, financial condition, earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

          (l) Except as otherwise described in the Registration Statement, there is no action, suit or proceeding before or by any court or governmental agency or body now pending, or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, which is required to be disclosed in the Registration Statement or which is reasonably anticipated to result in any material adverse change in the conduct of the business, financial condition, earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, or is reasonably anticipated to materially and adversely affect the properties or assets thereof or is reasonably anticipated to materially and adversely affect the consummation of this Agreement or the Pricing Agreement; all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their property is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

          (m) The Company and its Subsidiaries possess adequate certificates, authorities or permits issued by the appropriate State or Federal regulatory agencies or bodies necessary to conduct any material businesses now operated by them, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit, except where, as to such notification of proceedings, the failure to have any such certificate, authority or permit would not have a material adverse effect on the business, condition (financial or otherwise), earnings, business affairs, or business prospects of the Company and its Subsidiaries considered as one enterprise.

          (n) No authorization, approval or consent of any court or governmental authority or agency is required to be obtained by the Company or its Subsidiaries in connection with the offering, issuance or sale of the Shares hereunder or the consummation by the Company of any of the other transactions contemplated hereby, except such as may be required under the Securities Act, the Securities Act Regulations or state securities laws.

          (o) This Agreement has been, and prior to the Closing Date the Pricing Agreement will have been, duly executed and delivered by the Company.

          (p) The Company and the Subsidiaries have good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property which are stated in the Registration Statement and Prospectus to be owned or leased by them, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those the aggregate amount of which are referred to in the Registration Statement and the Prospectus and other than those the aggregate amount of which would not have a material adverse effect on the business, condition or earnings of the Company and the Subsidiaries considered as one enterprise.

          (q) The Company and each Subsidiary have filed all Federal, state, local and foreign tax returns which are required to be filed by any of them or have requested extensions thereof and have paid all taxes shown on such returns and all assessments received by any of them to the extent that the same have become due.


     SECTION 2.  Sale and Delivery to You; Closing.
                 ---------------------------------

          (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to you and you agree to purchase from the Company, at the price per share set forth in the Pricing Agreement, the Initial Shares.

               (i) If the Company has elected not to rely upon Rule 430A of the Securities Act Regulations, the initial public offering price and the purchase price per share to be paid by you for the Shares have each been determined as set forth in the Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectus will be filed before the Registration Statement becomes effective.

              (ii) If the Company has elected to rely upon Rule 430A of the Securities Act Regulations, the purchase price per share to be paid by you for the Shares shall be an amount equal to the initial public offering price, less an amount per share to be determined by agreement between you and the Company. The initial public offering price per share of the Shares shall be a fixed price to be determined by agreement between you and the Company. The initial public offering price and the purchase price, when so determined, shall be set forth in the Pricing Agreement. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company and you.

          (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to you to purchase all or any part of the Option Shares at the same price per share paid for the Initial Shares. The option hereby granted will expire 30 days after the date of this Agreement. The option hereby granted may be exercised only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon written notice by you to the Company setting forth the number of Option Shares as to which you are then exercising the option and the time, date and place of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by you, but shall not be later than five full business days after the exercise of said option, nor in any event prior to Closing Time, as hereinafter defined, unless otherwise agreed upon by you and the Company.

          (c) Payment of the purchase price for, and delivery of certificates for, the Initial Shares shall be made at the offices of Brown & Wood, One World Trade Center, New York, New York or at such other place as shall be agreed upon by you and the Company, at 9:00 a.m., local time in New York on the fifth business day following the date of the Pricing Agreement, or such other time not later than ten business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that any or all of the Option Shares are purchased by you, payment of the purchase price for, and delivery of certificates for, such Option Shares shall be made at the above-mentioned offices of Brown & Wood, or at such other place as shall be agreed upon by you and the Company, on each Date of Delivery as specified in the notice from you to the Company. Payment shall be made to the Company by certified or official bank check or checks drawn in New York Clearing House funds or similar next day funds (unless the Company requests payment in same day funds, in which case the Company shall pay you for any costs associated with settlement in same day funds) payable to the order of the Company, against delivery to you in New York City of certificates for the Shares to be purchased by it. The certificates for the Initial Shares and the Option Shares shall be in such denominations and registered in such names as you may request in writing at least two full business days before Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Shares and the Option Shares will be made available for examination and packaging by you in New York City not later than 2:00 p.m., local time in New York City, on the last business day prior to Closing Time or the Date of Delivery, as the case may be.

     SECTION 3.  Covenants of the Company.  The Company covenants with you as
                 ------------------------
follows:

          (a) If the Company omitted information from the registration statement relating to the Shares at the time it was originally declared effective in reliance upon Rule 430A(a) of the Securities Act Regulations, the Company shall provide evidence satisfactory to you and your counsel that the Prospectus contains such information and has been filed with the Commission pursuant to subparagraph (1) or (4) of Rule 424(b) or as part of a post-effective amendment to such registration statement as originally declared effective which has been declared effective by the Commission. The Company will notify you immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment) and, if Rule 430A of the Securities Act Regulations is being relied upon, of the filing of the Prospectus pursuant to Rule 430A, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to such Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) The Company will give you notice of its intention to prepare or file any amendment to the Registration Statement relating to the Shares (including any post-effective amendment) or any amendment or supplement to the Prospectus (including documents deemed to be incorporated by reference into the Prospectus and including any revised prospectus which the Company proposes for use by you in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations), will furnish you with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which you or your counsel shall reasonably object.

          (c) The Company will deliver to you as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and including documents incorporated by reference into the Prospectus pursuant to Item 12 of Form S-2 under the Securities Act) and such number of conformed copies of the registration statement as originally filed and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits) as you may reasonably request.

          (d) The Company will furnish to you, from time to time during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, such number of copies of the Prospectus (as amended or supplemented, if applicable) as you may reasonably request for the purposes contemplated by the Securities Act or the Exchange Act or the respective applicable rules and regulations of the Commission thereunder.

          (e) After the Closing Time and for so long as the Prospectus is required to be delivered under the Securities Act or the Exchange Act, if any event shall occur as a result of which it is necessary, in the reasonable opinion of your counsel, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to your counsel) so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to you a reasonable number of copies of such amendment or supplement.

          (f) The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file promptly all documents required to be filed with the Commission pursuant to
     Section 13, 14 or 15 of the Exchange Act subsequent to the time the Registration Statement becomes effective.

          (g) The Company will use its reasonable efforts, in cooperation with you and your counsel, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may reasonably designate provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or taxation or be required to qualify to do business as a foreign corporation where it is not now so qualified. The Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for as long as may be required for the distribution of the Shares.

          (h) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule
     158) of the Registration Statement.

          (i) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under "Use of Proceeds."

          (j) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the Securities Act Regulations, then immediately following the execution of the

     Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the Securities Act Regulations, copies of the Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.

          (k) For a period of five years (but not beyond any such date on which no Shares shall be outstanding) after the Closing Time, the Company will furnish to you copies of all reports and communications delivered to the Company's stockholders or to holders of the Shares as a class and will also furnish copies of all reports (excluding exhibits) filed with the Commission on forms 8-K, 10-Q and 10-K, and all other reports and information furnished to its stockholders generally, not later than the time such reports are first furnished to its stockholders generally.

          (l) During a period of 90 days from the date hereof, the Company will not, without your prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any securities that are of the same or a similar class or series as the Shares (except for Common Stock or options issued pursuant to reservations, agreements, employee benefit plans, stock option plans or dividend reinvestment and stock purchase plans).

     SECTION 4.  Payment of Expenses. The Company will pay all expenses incident
                 -------------------
to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement (including exhibits) as originally filed and of each amendment thereto (including exhibits), (ii) the preparation, issuance and delivery of the certificates for the Shares to you,
(iii) the fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Shares under state securities and "blue sky" laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the fees and disbursements of your counsel in connection therewith and in connection with the preparation of the Blue Sky Survey, (v) the delivery to you of copies of the Registration Statement as originally filed (including exhibits) and of each amendment thereto, of the preliminary prospectuses, and of the Prospectus and any amendments or supplements thereto (including exhibits), (vi) the fee of the National Association of Securities Dealers, Inc. (the "NASD") for inclusion of the Shares for quotation on the Nasdaq National Market, and (viii) the examination fee of the NASD in connection with its review of the arrangements, terms and conditions of the offering of the Shares. You shall pay all expenses incident to the performance of your obligations under this Agreement.

     If this Agreement is terminated by you in accordance with the provisions of
Section 5 (unless the failure to perform any condition set forth in Section 5 is due to the default or omission of you or your counsel), or Section 9(a)(i), then the Company shall reimburse you for all of your documented out-of-pocket expenses, including the reasonable fees and disbursements of your counsel.

     SECTION 5.  Conditions of Your Obligations.  Your obligations hereunder are
                 ------------------------------
subject to the accuracy of the representations and warranties of the Company herein contained at and as of the date hereof and the Closing Time, to the performance by the Company of its obligations hereunder, and to the following further conditions:

          (a) The Registration Statement, including any post-effective amendments required pursuant to Rule 430A(a), shall have become effective not later than 5:30 p.m., local time in New York City, on the date hereof or, with your consent, at a later time and date, not later, however, than 5:30 p.m., local time in New York City, on the first business day following the date hereof, or at such later time and date as you may approve; if the Prospectus or any amendment or supplement thereto is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations, the prospectus and any such amendment or supplement shall be filed in the manner and within the time period specified by Rule 424(b) of the Securities Act Regulations; and at Closing Time or a Date of Delivery, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission; if the Company has elected to rely upon Rule 430A of the Securities Act Regulations, the price of the Shares and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Securities Act Regulations within the prescribed time period, and prior to Closing Time the Company shall have provided evidence satisfactory to you of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Securities Act Regulations; and there shall not have come to your attention any facts that would cause you to believe that the Prospectus at the time it was required to be delivered to a purchaser of the Shares, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

          (b) At Closing Time you shall have received:

          (1) The favorable opinion, dated the Closing Time, of Hogan & Hartson L.L.P., counsel for the Company, in form and substance satisfactory to your counsel, to the effect that:

               (i) The Company was incorporated and is validly existing and in good standing under the laws of the State of Delaware, has corporate power and corporate authority under its certificate of incorporation and the Delaware General Corporation Law to own, lease and operate its properties and to conduct its business as described in the Prospectus.

               (ii) The Company is authorized to transact business as a foreign corporation in the State of Connecticut; and is registered as a savings and loan holding company under HOLA;

               (iii) Each of the Subsidiaries other than Eagle Federal Savings Bank (the "Bank") was incorporated and is validly existing and in good standing under the laws of the State of Connecticut and the Bank is validly existing as a federally-chartered stock savings bank; all of the issued and outstanding capital stock of each of the Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable and is owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, claim or equity whatsoever;

               (iv) The Company has all requisite corporate power and corporate authority to enter into and perform as of the date of such opinion this Agreement and the Pricing Agreement;

               (v) This Agreement and the Pricing Agreement have each been duly authorized, executed, and delivered by or on behalf of the Company;

               (vi) To the best of such counsel's knowledge, no authorization, approval, consent, registration, declaration or filing, or order of any court or governmental authority or agency is required on the part of the Company in connection with the offering, issuance or sale of the Shares by the Company to you under this Agreement or the Pricing Agreement, except such as may be required under the Securities Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations or state securities laws;

               (vii) The execution, delivery and performance as of the date of such opinion of this Agreement and the

          Pricing Agreement do not conflict with or constitute a breach of, or default under, the Articles of Incorporation or By-laws of the Company or any material contract, indenture, mortgage, loan agreement, note, lease or other instrument filed as an exhibit to the Regulation Statement, or to the best of such counsel's knowledge, any law, administrative regulation or court decree applicable to the Company and its Subsidiaries;

               (viii) The shares of Common Stock issued and outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable and the form of certificate used to evidence the Common Stock complies with the requirements of Section 158 of the Delaware General Corporation Law;

               (ix) The Registration Statement is effective under the Securities Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission;

               (x) At the time the Registration Statement became effective, and at the date of such opinion, the Registration Statement (other than the financial statements, notes thereto, supporting schedules and other financial and statistical data included or incorporated by reference therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

               (xi) The Shares conform in all material respects to the description thereof set forth in the Prospectus under the caption "Description of Capital Stock";

               (xii) The information in the Prospectus under the caption "Description of Capital Stock" and the information in the Company's Annual Report on Form 10-K for the year ended under the caption "Supervision and Regulation" to the extent that they constitute matters of law or legal conclusions, has been reviewed by them and is correct in all material respects;

               (xiii) The Shares have been duly authorized by any necessary corporate action on the part of the Company and, when issued by the Company and delivered against payment of the purchase price therefor specified in the Pricing Agreement, will be fully paid and non-assessable, and are free of any statutory preemptive or, to such counsel's knowledge, any contractual rights to subscribe for, any of the Shares. To such counsel's knowledge, no holders of shares of Common Stock have the right to cause the registration of such shares of Common Stock under the Registration Statement;

               (xiv) To such counsel's knowledge, no default exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument described or referred to in the Registration Statement or filed or incorporated by reference as exhibits thereto, in each case which would result in any material adverse change in the business or the condition, financial or otherwise or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise;

               (xv) Each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied when so filed, subject to any amendments thereto filed pursuant to the Exchange Act, as to form in all material respects with the Exchange Act and the Exchange Act Regulations, except such counsel need not express any opinion as to the financial statements, notes thereto, supporting schedules, and other financial and statistical data included or incorporated by reference therein;

               (xvi) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus and the documents incorporated by reference in the Prospectus as of the dates specified in the Prospectus and the documents incorporated by reference therein.

          (2) The favorable opinion, dated as of the Closing Time, of Brown & Wood, your counsel, with respect to the matters set forth in (v), (ix), (x), and
(xi) of subsection (b)(1) of this Section.

          (3) In giving their opinions required by subsections (b)(1) and (b)(2) of this Section, Hogan & Hartson L.L.P. and Brown & Wood shall additionally state that no facts have come to their attention that cause them to believe that the Registration Statement (other than the financial statements, notes thereto, supporting schedules and other financial and statistical information and data included or incorporated by reference therein or omitted therefrom, as to which no view need be expressed), at the time it became effective, or if an amendment to the Registration Statement has been filed by the Company with the Commission subsequent to the effectiveness of the Registration

Statement, then at the time of the most recent such filing, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements, notes thereto, supporting schedules and other financial and statistical information and data included or incorporated by reference therein or omitted therefrom, as to which no view need be expressed), as amended or supplemented at the date of the Pricing Agreement and at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Hogan & Hartson L.L.P. shall further state that to such counsel's knowledge, (A) there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than described or referred to therein or filed or incorporated by reference as exhibits thereto; and (B) the descriptions thereof or references thereto are correct in all material respect.

     (c) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the conduct of the business, financial condition, earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and you shall have received a certificate of the Chief Executive Officer and of the Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

     (d) There shall not have been any change after the date of this Agreement in the articles of incorporation or by-laws of the Company adversely affecting the rights of the holders of the Shares.

     (e) At the time of the execution of this Agreement, you shall have received from KPMG Peat Marwick a letter dated such date, in form and substance satisfactory to you, to the effect that (i) they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Securities Act Regulations; (ii) it is their opinion that the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and covered by their opinion or opinions therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations; (iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that
(A) the unaudited financial statements and supporting schedules of the Company and the Subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the Exchange Act Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, or (B) at a specified date not more than five days prior to the date of this Agreement, there has been any change in the capital stock of the Company or any increase in the consolidated long term debt of the Company and the Subsidiaries or any decrease in total assets, earning assets or net assets of the Company and the Subsidiaries, in each case as compared with the amounts shown in the June 30, 1994 balance sheet included or incorporated by reference in the Registration Statement or, during the period from June 30, 1994, to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in total interest income, net interest income, net interest income after provision for loan losses, net income or net income per share, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by the Underwriter, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and the Subsidiaries identified in such letter.

     (f) At Closing Time, you shall have received from KPMG Peat Marwick a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

     (g) At Closing Time the Shares shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

     (h) At Closing Time and at each Date of Delivery, if any, your counsel shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to you and your counsel.

     (j) In the event you exercise the option provided in Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery, and, at the relevant Date of Delivery you shall have received such certificates, opinions and letters as your counsel shall request.

     If any condition specified in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement and all your obligations hereunder may be cancelled by you by notifying the Company of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as provided in Section 4 and provided further that Sections 6 and 7 hereof shall survive such termination.

     SECTION 6.  Indemnification.
                 ---------------

     (a) The Company agrees to indemnify and hold you harmless and each person, if any, who controls you within the meaning of Section 15 of the Securities Act as follows:

          (i) against any and all loss, liability, claim, damage and reasonable expense, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the Securities Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless (A) such statement or omission of such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by you in writing expressly for use in the Registration Statement (or any amendment thereto) or any such preliminary prospectus or the Prospectus (or any amendment or supplement thereto); or
     (B) as to any preliminary prospectus, you failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to any person within the time required by the Securities Act, and such untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary prospectus was corrected in the Prospectus.

         (ii) against any and all loss, liability, claim, damage and reasonable expense, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

        (iii) against any and all reasonable expense, as incurred, (including, subject to subsection 6(c) hereof, the fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

     (b) You agree to indemnify and hold harmless the Company, its directors, each of its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and reasonable expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by you expressly for use in the Registration Statement (or any amendment thereto), any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall an indemnifying party be liable for the fees and expenses of more than one counsel separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party shall not be obligated to reimburse an indemnified party hereunder for any amount paid to effect settlement of any action or claim unless such settlement shall have been consented to in writing by the indemnifying party.

     SECTION 7.  Contribution.  In order to provide for just and equitable
                 ------------
contribution in circumstances in which the indemnity agreement provided for in
Section 6 is for any reason held to be unenforceable by the indemnified party although applicable in accordance with its terms, the Company and you shall contribute to the aggregate losses, liabilities, claims, damages and reasonable expenses of the nature contemplated by said indemnity agreement incurred by the Company and you, as incurred, in such proportions that you are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within
- --------  -------
the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls you within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as you, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

     SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.
                 --------------------------------------------------------------
All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of you or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Shares to you.

     SECTION 9.  Termination of Agreement.
                 ------------------------

     (a) You may also terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the conduct of the business, condition (financial or otherwise), earnings, business affairs or business prospects of the Company and it subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any outbreak of hostilities or escalation of any existing hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your reasonable professional judgment, impracticable to market the Common Stock or to enforce contracts for the sale of the Common Stock, or (iii) at the time of such notice of termination, if trading in the Common Stock has been suspended by the Commission, or if trading or quotation generally on either the American Stock Exchange or the New York Stock Exchange or Nasdaq National Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or Nasdaq National Market or by order of the Commission or any other governmental authority, of if a banking moratorium has been declared by either Federal or Connecticut authorities or controls have been in effect for at least two consecutive business days.

     (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4, and provided further that Sections 6 and 7 hereof shall survive such termination.

     SECTION 10.  Notices.  All notices and other communications hereunder shall
                  -------
be in writing and shall be deemed to have been duly given if mailed or transmitted and received by any standard form of telecommunication. Notices to you shall be directed to them c/o Keefe, Bruyette & Woods, Inc., Two World Trade Center, 85th Floor, New York, NY 10048; attention Rosalind Walrath, Senior Vice President; notices to the Company shall be directed to Eagle Financial Corp., 222 Main Street, Bristol, Conn. 06010, attention President.

     SECTION 11.  Parties.  This Agreement shall inure to the benefit of and be
                  -------
binding upon you and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than you and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of you and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from you shall be deemed to be a successor by reason merely of such purchase.

     SECTION 12.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                  -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.


                             Very truly yours,

                             EAGLE FINANCIAL CORP.



                             By:
                                 ---------------------------------
                                 Name and Title



CONFIRMED AND ACCEPTED,
  as of the date first above written:


KEEFE, BRUYETTE & WOODS, INC.



By:
     --------------------------------
     Senior Vice President

                                                                       EXHIBIT A


                                 800,000 Shares

                             EAGLE FINANCIAL CORP.

                            (a Delaware corporation)

                                  Common Stock

                           (Par Value $.01 Per Share)


                               PRICING AGREEMENT
                               -----------------


                                         _______ __, 1994



KEEFE, BRUYETTE & WOODS, INC.
Two World Trade Center
85th Floor
New York, New York  10048

Dear Sirs:

     Reference is made to the Underwriting Agreement, dated ________ __, 1994 (the "Underwriting Agreement"), relating to the purchase by you as underwriter (the "Underwriter"), of the above shares of Common Stock (the "Initial Shares"), of Eagle Financial Corp. (the "Company").

     Pursuant to Section 2 of the Underwriting Agreement, the Company agrees with the Underwriter as follows:

          1. The initial public offering price per share for the Initial Shares, determined as provided in said Section 2, shall be $____.

          2. The purchase price per share for the Initial Shares to be paid by the Underwriter shall be $____, being an amount equal to the initial public offering price set forth above less $____ per share.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.

                                       Very truly yours,



                                       EAGLE FINANCIAL CORP.

                                       By:
                                           -------------------------------
                                           Name and Title



CONFIRMED AND ACCEPTED,
as of the date first above written:


KEEFE, BRUYETTE & WOODS, INC.


By:
   --------------------------
   Senior Vice President


                                       2